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                                                                   EXHIBIT 23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-3) and related Prospectus of American Express Company for the registration of $4,300,000,000 of debt securities, preferred shares, depositary shares, common shares, and warrants and to the incorporation by reference therein of our report dated January 26, 2004, with respect to the consolidated financial statements of American Express Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                           .....................................

                                          Ernst & Young LLP

New York, New York
July 27, 2004